Exhibit 4.13.1

DATED:                         2013

BETWEEN

ROLLS-ROYCE PLC

AND

ROLLS-ROYCE TOTAL CARE SERVICES LIMITED

AND

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

AND

TAMPA CARGO S.A.

AMENDMENT AGREEMENT NUMBER ONE

relating to General Terms Agreement

DEG 7308

TABLE OF CONTENTS

1.	INTERPRETATION	3

2.	REPRESENTATIONS AND WARRANTIES	3

3.	AMENDMENTS TO THE AGREEMENT	4

4.	GOVERNING LAW	4

5.	APPLICABILITY OF AGREEMENT	4

6.	ENTIRE AGREEMENT	4

AMENDMENT AGREEMENT NUMBER ONE

DATED:

PARTIES:

(1)	Rolls-Royce plc a company incorporated in England and Wales whose registered office is at 65 Buckingham Gate, London, SW1E 6AT; and

(2)	Rolls-Royce TotalCare Services Limited a company incorporated in England and Wales whose registered office is at Moor Lane, Derby, DE24 8BJ;

together “Rolls-Royce” and

(3)	Aerovías del Continente Americano S.A. Avianca, whose registered office is at Avenida Calle 26 No. 59-15 Centro Administrativo Bogota, Colombia;

(hereinafter called Avianca), and

(4)	Tampa Cargo S.A. whose registered office is at Aeropuerto Jose Maria Cordova, zona de carga, Hangar Tampa Cargo S.A. Rionegro, Colombia

(hereinafter called Tampa Cargo)

Avianca, Tampa Cargo or Rolls-Royce (as applicable) may hereinafter be referred to as a “Party” or collectively as the “Parties”.

Tampa Cargo S.A, a wholly owned subsidiary of Avianca, will be operating the Aircraft and will be performing obligations and receiving services pursuant to Exhibit G.

BACKGROUND:

(A)	The Parties entered into the General Terms Agreement DEG 7308 (dated 29th June 2012) (the “Agreement”).

(B)	This Amendment Agreement Number One (the “Amendment 1”) sets out the provisions agreed by the Parties in relation to the above.

AGREED TERMS:

1.	INTERPRETATION

In this Amendment 1 capitalised terms that are not otherwise defined have the same meaning as given to them in the Agreement; and

2.	REPRESENTATIONS AND WARRANTIES

2.1	General

The Parties repeat the representations and warranties in clauses 18.1 and 18.2 of the Agreement as if made with reference to the facts and circumstances existing at the date of this Amendment 1, and as if the references in them to “this Agreement” referred to this Amendment 1.

2.2	Survival

Each of the representations and warranties survive the execution of this Amendment 1.

3.	AMENDMENTS TO THE AGREEMENT

3.1	Aircraft Delivery Schedule

(a)	The Aircraft delivery schedule contained in Exhibit A of the Agreement is hereby deleted and replaced with the delivery schedule in Appendix 1 to this Amendment 1.

4.	GOVERNING LAW

This Amendment 1 is, and any non-contractual obligations arising out of or in relation to it are, governed by, and will be construed in accordance with the laws of the State of New York excluding its conflict of law rules and excluding the United Nations Convention for the International Sale of Goods (CISG, 1980, “Vienna Convention”).

5.	APPLICABILITY OF AGREEMENT

5.1	The provisions of clauses 10 (Nondisclosure), 14.3 (Notices), 14.4 (Assignment), 14.5 (Amendment) 14.7 (Waiver), 14.8 (Severability), 14.9 (Law and Jurisdiction), 14.11 (Third Party Rights), 14.14 (Counterparts) of the Agreement will apply to this Amendment 1 as if they were set out in full in this Amendment 1. Any reference to “Agreement” in such clauses will be construed as a reference to this Amendment 1.

5.2	Except as expressly amended by this Amendment 1, the provisions of the Agreement continue in full and unvaried effect as the legal, valid and binding rights and obligations of each Party enforceable in accordance with their respective terms.

6.	ENTIRE AGREEMENT

6.1	This Amendment 1 and the Agreement constitute the entire agreement between the Parties with respect to their subject matter.

6.2	Neither Party has placed any reliance on any representations, agreements, statements, or understandings made prior to the signature of this Amendment 1, whether orally or in writing other than those expressly incorporated in this Amendment 1.

Signed for and on behalf of:

AEROVIAS DEL CONTINENTE AMERICANO S.A.	ROLLS-ROYCE PLC

By:	By:

Printed:	Printed:

Title:	Title:

Signed for and on behalf of:

TAMPA CARGO S.A.	ROLLS-ROYCE TOTAL CARE SERVICES LIMITED

By:	By:

Printed:	Printed:

Title:	Title:

Appendix 1

Table A: Firm Aircraft

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